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[LETTERHEAD]




November 14, 1997

Board of Directors
EPI Technologies, Inc.
810 Chicago Street
Toledo, Ohio 43611

Re:  Registration Statement on Form S-1 (No. 333-37071)

Ladies and Gentlemen:

     EPI Technologies, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-1 (No. 333-37071) (the "Registration Statement"), which Registration Statement relates to a proposed public offering of 1,437,500 shares of common stock, par value $.01 per share ("Common Stock"), of the Company (the "Shares") (including 187,500 Shares subject to an underwriter's over-allotment option) and warrants to purchase 1,437,500 shares of Common Stock (the "Public Warrants") (including 187,500 Public Warrants subject to an underwriter's over-allotment option), to be sold pursuant to the terms of a purchase agreement (the "Purchase Agreement") to be executed by the Company and Duke & Co., Inc. (the "Underwriter"). In accordance with the terms of an underwriter's warrant agreement to be executed between the Company and the Underwriter (the "Underwriter's Warrant Agreement"), a copy of which has been reviewed by us, the Company is also registering, pursuant to the Registration Statement, a warrant to be issued to the Underwriter (the "Warrant") pursuant to which the Underwriter will be permitted to purchase up to 125,000 shares of Common Stock (the "Underwriter's Shares") and 125,000 warrants to purchase shares of Common Stock (the "Underwriter's Warrants").

     You have requested our opinion in connection with the Company's filing of the Registration Statement. In this regard, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter including, without limitation, the Purchase Agreement, the Company's Restated Certificate of Incorporation, the Registration Statement and the agreement pursuant to which the shares of Common Stock underlying the Public Warrants will be issued (the "Warrant Agreement").

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity


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Board of Directors
EPI Technologies, Inc.
November 14, 1997
Page 2


to original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of the Company and of state authorities.

     We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Delaware.

     The opinions expressed herein assumes that there is no change in the facts, circumstances and law in effect on the date of this letter, particularly as they relate to corporate authority and the Company's good standing under Delaware law.

     On the basis of and in reliance on the foregoing, we are of the opinion that:

     1. The Shares and the Public Warrants, when and if issued and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

     2. The shares of Common Stock underlying the Public Warrants, when and if issued and paid for in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable.

     3. The Warrant, the Underwriter's Shares, the Underwriter's Warrants and the shares of Common Stock underlying the Underwriter's Warrants, when and if issued and paid for in accordance with the terms of the Underwriter's Warrant Agreement, will be validly issued, fully paid and nonassessable.

     The opinions in this letter are rendered in connection with the filing of the Registration Statement. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the heading "Legal Matters" as counsel to the Company.

                              Very truly yours,

                              /s/ Benesch, Friedlander, Coplan & Aronoff LLP

                              BENESCH, FRIEDLANDER,
                                COPLAN & ARONOFF LLP